Exhibit D

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Global Partners LP.

Date: March 7, 2012

AE HOLDINGS CORP.

/s/ Alfred A. Slifka
Name: Alfred A. Slifka
Title: President

MONTELLO OIL CORPORATION

/s/ Richard Slifka
Name: Richard Slifka
Title: Treasurer

GLOBAL PETROLEUM CORP.

/s/ Alfred A. Slifka
Name: Alfred A. Slifka
Title: President

/s/ Alfred A. Slifka
Name: Alfred A. Slifka

/s/ Richard Slifka
Name: Richard Slifka